Exhibit 31.4
CERTIFICATION
I, Brian Becker, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of A10 Networks, Inc. for the year ended December 31, 2021;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 20, 2022	By: /s/ Brian Becker
Brian Becker
Chief Financial Officer
(Principal Accounting and Financial Officer)